Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                                  EXHIBIT 10.32




                             SILICON GRAPHICS, INC.
                         VALUE-ADDED RESELLER AGREEMENT

         This VALUE-ADDED Reseller Agreement is made between Molecular Simulations, Inc., a corporation organized under the laws of Delaware (identify by state or country) ("Reseller"), having a place of business at: 9685 Scranton Road, San Diego, CA 92121 and Silicon Graphics, Inc. a Delaware corporation ("SGI"), having a place of business at 2011 North Shoreline Blvd., Mountain View, CA 94039-7311, acting on its own behalf and on behalf of Silicon Graphics World Trade Corporation ("WTC") (see Section 1.0 below for definitions of capitalized terms used herein) and Subsidiaries.

         SGI acts hereunder as a representative for WTC and for each Subsidiary only for the purpose of execution of this Agreement for purchases and licenses of Product made for resale to End Users outside the U.S. and to enable individual purchase orders of Reseller or Reseller's subsidiaries to be placed and concluded directly with a Subsidiary or a Distributor operating in the End-User's country. If there is no Subsidiary or Distributor in such country, then Reseller or Reseller's Subsidiary shall place orders for that country with WTC pursuant to this Agreement. Reseller desires to purchase SG computer products, including computer workstations, servers and/or subsystems and associated accessories and option items, for resale to End Users. SG hereby agrees to provide certain of its products to Reseller for such purpose, under the terms and conditions of sale and distribution set forth in this Agreement.

1.       DEFINITIONS.  As used in this Agreement:

         1.1 "APPLICATION" means collectively or singularly, as the case may be Reseller's proprietary application software product(s), identified on Attachment B and that comply with Reseller's certification set forth in Section
3.2 below.

         1.2 "ANNUAL VOLUME COMMITMENT" means the tier designated by the parties under the caption "Annual Volume Commitment" on Attachment B and reevaluated by SG pursuant to Section 6.7 below.

         1.3 "ASSIGNED TRADING AREA" means the geographic area specified on Attachment E in which Reseller is authorized to sell Product hereunder. The Assigned Trading Area may be expanded from time to time upon the mutual written agreement of SG and Reseller: provided, however, that Reseller submits a Business Plan acceptable to SG therefor.

         1.4     "BASE PRICE" means the price for Product identified in Section
6.1 below.



                                       1.

         1.5 "BUSINESS PLAN" means the business plan that sets forth Reseller's plans for marketing, selling, and servicing Product, and which Reseller shall submit with its application hereunder or pursuant to Section 5.0(n), which SGI has approved.

         1.6 "CONFIDENTIAL INFORMATION" means information and/or materials containing information which concern, without limitation, SG's or Reseller's business, plans, customers, technology or products, and are proprietary and/or confidential in nature.

         1.7 "DEVELOPER PROGRAM" means SG's developer support program, as may be amended from time to time.

         1.8 "DISTRIBUTOR" means any distributor authorized by WTC to resell Products.

         1.9 "EFFECTIVE DATE" means the date SGI signs this Agreement on the signature page hereof, on which date the term of this Agreement will commence.

         1.10 "END USER(S)" means Reseller's customers of Product, which shall be the ultimate end users of Product (i.e., Reseller may not market or distribute Product through intermediates such as dealers or other distributors). End Users shall not include any Reseller agent or any agency, department, or entity of the U.S. Government, unless previously agreed by SGI in writing.

         1.11 "END USER WARRANTY" means SG's standard limited end warranty for Equipment in effect on the date Equipment is initially delivered to Reseller.

         1.12 "EQUIPMENT" means hardware products offered by SG hereunder, including, but not limited to Workstations, servers, and accessories, options and spare parts therefor.

         1.13 "LICENSE" means SG's standard from End User Software License Agreement, and may be amended by SG from time to time, the current form of which is attached hereto as Attachment A.

         1.14 "LICENSED SOFTWARE" means software products offered by SG hereunder, and related documentation and manuals.

         1.15    "PRODUCT" means any combination of Equipment and Licensed
Software.

         1.16 "RESELLER PROGRAM" means SG's marketing program for SG's value-added resellers of Product in the U.S., Canada, Japan and certain European countries. Participants in the Reseller Program are automatically participants in SG's Development Program.



                                       2.

         1.17 "RESELLER SUBSIDIARY(IES)" means any entity of which fifth percent (50%) or more of the voting rights are owned or controlled, directly or indirectly, by Reseller: provided, however, that such entity shall be deemed to be a Reseller Subsidiary only for so long as such ownership or control exists.

         1.18 "RESELLER TRANSFER OF OWNERSHIP CARD" is a form which Reseller, in accordance with Section 14.4 below, will complete and forward to SG whenever it resells Product.

         1.19 "SG" means, collectively or singularly, as the content requires, SGI, WTC, and/or a Subsidiary.

         1.20 "SUBSIDIARY" OR "SUBSIDIARIES" means any entity of which fifty percent (50%) or more of the voting rights are owned or controlled, directly or indirectly, by SGI or WTC; provided, however, that such entity shall be deemed to be a Subsidiary only for so long as such ownership or control exists.

         1.21 "SYSTEM" means a composite product created by Reseller by combining the Application and any non-SG products with Product.

         1.22 "TRADEMARKS" means any trademark, marks or tradename which SG may designate, use or adopt from time to time.

         1.23 "WTC" means Silicon Graphics World Trade Corporation, a Delaware corporation, which is a wholly-owned subsidiary of SGI and SGI's export corporation, having a place of business at 2011 N. Shoreline Blvd., Mountain View, CA 94039-7311.

         1.24 "WORKSTATION" means a single stand-alone workstation or computer offered by SGI hereunder.

2. ATTACHMENTS. Attachments A (Software License Agreement), B (Value Added Reseller Application and Annual Volume Commitment), C (Reseller Program), D (Reseller Marketing Program), E (Assigned Trading Area), and F (if applicable) are incorporated into and form a part of this Agreement. The original forms of all Attachments listed above are the versions of such Attachments which are in effect as of the Effective Date. SGI may from time to time, at its sole discretion, modify Attachments A, C and D, change any aspect of its Reseller Program or Developer Program, or change the price of any Product. In the event of a change to Attachment B, SGI will provide a written notice of amendment to Reseller, which amendment will automatically become a part of this Agreement.

3.       APPOINTMENT OF RESELLER, SCOPE OF AGREEMENT.





                                     3.

         3.1 APPOINTMENT. By this Agreement, SGI makes, and Reseller accepts, the appointment of Reseller as an authorized, limited, non- exclusive reseller of Product, solely in accordance with the terms and conditions of this Agreement. Reseller agrees to resell Product only (i) as part of a stand-alone computer system (ii) with a license for the Application to be used by the End User, solely to End Users in the Assigned Trading Area; provided, however, that Reseller may only sell Product in the Assigned Trading Area, where it is able to provide adequate face-to-face support for Product and maintain a facility to promote, demonstrate and sell Product. RESELLER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT DOES NOT PERMIT RESELLER TO ACQUIRE PRODUCT FOR THE RENTAL OF ANY PRODUCT TO ANY RESELLER CUSTOMER. Reseller agrees that it shall only sell add-on or add-on options or upgrades for stand-alone systems originally sold by Reseller (with the exception of add-ons or add-on options or upgrades for products for which Reseller is an authorized reseller) and (ii) sell servers as part of a network system. Reseller shall not sell or offer to sell Product outside the Assigned Trading Area or to entities, departments, or agencies of the U.S. Government without SGI's prior written consent. Upon the prior written approval of SGI, Reseller shall have the right to sell SGI service contracts to End Users.

         3.2 VALUE-ADD REQUIREMENTS AND RESELLER REPRESENTATION AND WARRANTY. Reseller warrants, represents that as of its execution of this Agreement, the Application operates with Workstations and that it has full power and authority to execute and deliver this Agreement and participate in the Reseller Program. Reseller further warrants, represents, and agrees that each Application Reseller shall sell with Product hereunder shall (i) operate with Product and significantly enhance, in function and/or capability, the Product with which it is sold; (ii) constitute an integral portion of the System purchased by the End User and (iii) is of such a nature that a reasonable End User would put the Application into productive use with the purchased Product for at least ninety (90) days after receipt of the System. Reseller acknowledges and agrees that SG has relied on the foregoing warranty, representation , and covenant in entering into this Agreement and providing the discounts hereunder. Therefore, Reseller agrees that (i) a breach of this
Section 3.2 shall constitute a material default under Section 15.1(a) of this Agreement; and (ii) in the event of Reseller's breach of this Section 3.2, immediately, upon SG's request, Reseller shall refund to SG an amount equal to the discount originally granted by SG on the purchase by Reseller of the Product sold with the Application that did not meet the requirements of this
Section 3.2.

         3.3 PURCHASE ARRANGEMENTS. As used in this Section 3.3, the term "country" shall be deemed to include the European Economic Area. Reseller acknowledges and agrees that End Users are best served if Reseller acquires Product from SG or a Distributor in the country where such End Users will utilize Product, so that (i) satisfactory and responsive local service and support can be provided to such End Users, and (ii) Product will meet such country's particular product and regulatory requirements.





                                     4.

Reseller, therefore expressly agrees that it shall resell Product only to End Users and install such Product only in the country where Reseller purchased such Product. Reseller acknowledges that SG will not be able to provide adequate support or service for any Product unless Reseller has purchased that Product from SG in the country of resale and installation. Reseller further acknowledges that, at a minimum, the cost to Reseller to have Product brought to conforming specification prior to serviceability under local conditions may be significant. In the event Reseller fails to purchase Product from SG in the country of where the End User shall use the Product, unless purchased from WTC, Reseller shall immediately upon SGI's request, pay to SG the sum of (i) the difference between such Product's list price in the country of purchase and the list price in the country of installation, (ii) an amount equal to the discount originally granted by SG on the purchase by Reseller of such Product, and (iii) a rework charge equal to ten percent (10%) of the list price of such Product in the country of installation.

         3.4 NON-EXCLUSIVITY OF PROGRAM. SG reserves the right to market any of its products, including Product to any customer in any location, directly or indirectly, through other resellers, and other distribution channels, including without limitation, distributors, original equipment manufacturers, dealers and the like. Reseller agrees that SG may offer and sell other products through such other channels of distribution or directly to end users, including products which may be competitive with Products, without making them available to resellers, including Reseller. Reseller is not entitled to receive any commission, discount or any other compensation from SG relating to such sales. Likewise, Reseller is free to sell non-SG products.

         3.5 INDEPENDENT CONTRACTORS. The relationship between SG and Reseller established by this Agreement is that of independent contractors, and no franchise, joint venture or partnership is established by this Agreement. Neither party hereunder is the agent, broker, partner, employee, or legal representative of the other for any purpose whatsoever. All sales and other agreements between Reseller and End Users are Reseller's exclusive responsibility, and any commitment made by Reseller to End Users with respect to the delivery, modification, interfacing capability, performance or suitability of Product are Reseller's sole responsibility, unless prior written approval has been obtained from SG.

         3.6 SERVICE PROVIDER. In the event Reseller desires to become an authorized service provider for Product, each Reseller entity that will provide service must be approved in writing by and participate in SG's program for authorized service providers.

         3.7 SUBSIDIARY PURCHASES. In the event Reseller desires that Reseller Subsidiaries have the right to purchase Product under this Agreement, Reseller hereby guarantees all obligations of Reseller Subsidiaries hereunder. Reseller shall provide SG





                                        5.

with a written list of all Reseller Subsidiaries authorized to purchase Product hereunder. Such list shall be incorporated herein as an Attachment.

4. TERM. The term of this Agreement shall be a period of one (1) year after the Effective Date. This Agreement may be renewed for subsequent one (1) year terms upon the mutual prior written agreement of the parties, under the terms, conditions and pricing then generally made available by SG to its reseller customers. However, each party acknowledges that this Agreement shall always be interpreted as a definite term and that the other party has made no commitments whatsoever regarding the duration or renewal of this Agreement beyond those expressly stated herein.

5. RESELLER OBLIGATIONS. In consideration for the rights granted to Reseller in this Agreement, Reseller agrees to:

         (a) Purchase at least $100,000 of Product annually and exert its best efforts to market all Product at or above its Annual Volume Commitment. Reseller may not, with the exception of demonstration/development systems, apply internal purchases to the Annual Volume Commitment unless SG has otherwise previously agreed in writing as an amendment to this Agreement.

         (b) Market and support Product in conformance with the Business Plan and application submitted by Reseller.

         (c)     Maintain the Application to be compatible with at least one
(1) major operating system revision level offered by SG (as used herein the term "major" means any release which provides for significant new functionality); provided, however that the Application shall be functional.

         (d) Maintain, at each Reseller sales office one (1) or more full-time employees trained by SG, and capable of effectively marketing Product. If Reseller has not previously sold Product, each Reseller trainee must attend at least one SG-delivered sales training class, in the form determined by SG, within one-hundred eighty (180) days of the Effective Date. If Reseller has previously sold Product, each employee trainee must attend at least one (1) SG-delivered sales training class during the term of this Agreement. Reseller acknowledges and agrees that its customers cannot be adequately support by telephone or a "mail order" sales and distribution mechanism, and, therefore, agrees that, with the exception of repeat sales to existing customers, it will sell Product only through "face-to-face" sales activity providing for direct contact with End User.

         (e) Maintain at least one (1) employee that has attended one (1) or more technical training classes offered by SG.





                                         6.

         (f) At the time Product is delivered to the End User, (i) furnish to the End User a bill of sale or other sales receipt which states the date of purchase and identifies the Product purchased, (ii) ensure that the appropriate SG warranty statement, agreement or other materials required by SG are included with each Product, and (iii) instruct the customer on the set-up, installation and use of the Product.

         (g) Provide SG with a valid resale tax exemption certificate for those territories where Reseller intends to request that SG ship product directly from SG to the End User.

         (h) Promptly report to SG any suspected defects or safety problems in Product, keep SG informed of any customer complaints relating to Product, and cooperate with and assist SG in the implementation of any field retrofits required by SG to correct Product defects or problems.

         (i) Allow SG access to Reseller's sales officers, upon previous notice and at reasonable times, to inspect Reseller's sales facilities, and to observe Reseller's compliance with this Agreement.

         (j) Observe and comply with all applicable laws and government regulations and conduct business in an ethical manner.

         (k) Make no false or misleading representations regarding the function and performance of Product, make only those representations which are consistent with SG's Product documentation, and represent Product fairly in comparison with third party products.

         (l) In each Reseller sales office at all times maintain and present a functional display of Product in an appropriate environment.

         (m) Except with SG's prior written approval, purchase Product only as provided under this Agreement.

         (n) Deliver to SG, within thirty (30) days after a written request during the term of this Agreement, a Business Plan acceptable to SG.

6.       PRICE; DISCOUNTS; AND ORDERS

         6.1 BASE PRICES. The base prices for Equipment purchased and fees for Licensed Software provided hereunder will be the list prices which are effective on the date SG receives Reseller's orders as set forth in, as appropriate (a) SGI's standard commercial U.S. price list for Product purchased in the U.S.; (b) in the price list then in effect for the appropriate Subsidiary for those countries where SG operates a Subsidiary; (c) in a separate agreement reached between Reseller and a Distributor in those countries





                                    7.

where SG sells Product through a Distributor; or (d) in its then-current international price list for those countries having no Subsidiary or Distributor.

         6.2 PURCHASE PRICE CALCULATION. Reseller's purchase price will be the Base Price, less a discount determined in accordance with Section 6.7 below. If Reseller is unsure of the current Base Price to use in calculating net price to Reseller for any Product. Reseller should contact its SG sales representative for verification. Reseller may determine the resale prices it charges its customers in its sole discretion, and SG will not in any manner require that any particular price be charged by Reseller.

         6.3 CURRENCY. Price quotations for each purchase hereunder will generally be made in the currency of the country in which Reseller's customer will take delivery; provided, however, that if there is no Subsidiary or Distributor in such country, the price quotation will be issued by WTC in U.S. Dollars.

         6.4 TAXES AND DUTIES. The Base Prices do not include sales, goods and services, provincial, value added or similar taxes of any nature. Reseller shall pay and indemnify SG against all sales, use, value-added, withholding and similar taxes, including penalties and interest, levied by any governmental authority as a result of the delivery, sale, distribution or other transfer of Product or the resale thereof under this Agreement (other than taxes based upon SG's net income). SG SHALL NOT SHIP PRODUCT TO ANY LOCATION FOR WHICH RESELLER HAS NOT PREVIOUSLY SUBMITTED TAX EXEMPTION OR DROP-SHIP CERTIFICATES IN A FORM REASONABLY SATISFACTORY TO SG.

         6.5 BASE PRICE CHANGE. SG may change its Base Prices at any time. SG will provide reasonable notice of any change in Base Price to Reseller. Any such change will become effective immediately upon general announcement by SG, and will apply to all orders that have not been shipped prior to such announcement date. Reseller shall be entitled to any then-current price protection policies provided by SG.

         6.6 DISCOUNTS. Certain Product may be non-discountable or available with a limited discount only. Reseller's discount from Base Prices for the purchase of such items will be either the discount provided under Attachment C, or the maximum discount level specified for that item in the appropriate price list on the date SG accepts Reseller's order, whichever discount level is lower. Subject to such discount limitation, SG will grant to Reseller a volume purchase discount from Base Prices for its direct purchases from SG under this Agreement and in accordance with the Business Plan, to be calculated pursuant to the discount schedule an Attachment C, or an alternative discount schedule which SG may specify from time to time during the term of this Agreement.

         6.7 DISCOUNT LEVEL DETERMINATION. SG will monitor the volume of Reseller's purchases under this Agreement. SG shall have the right to review the amount of





                                       8.

Reseller's purchases of Product to date on each six (6) month anniversary of the Effective Date. In the event that the run-rate of Reseller's purchases of Product (i.e. the annualized projection of Reseller's purchases) based on purchases of Product during such calendar quarter is one hundred percent (100%) or more of the maximum volume required by Reseller's Annual Volume Commitment, Reseller shall be entitled to receive any appropriate greater discount listed in the general Discount Schedules set forth in Attachment C. In the event the run-rate of Reseller's purchases for Product in any six (6) month period is eighty percent (80%) or less of the minimum volume required by Reseller's Annual Volume Commitment. SG, at its sole discretion, may reduce Reseller's discount to the appropriate lesser discount under the general Discount Schedules set froth in Attachment C. Any such adjustments to Reseller's discount level will not affect the price of, or discount provided on, Reseller's previous purchases. If Reseller later returns any Product that enabled Reseller to meet or exceed its volume commitment entitling Reseller to a greater discount, SG may reduce Reseller's discount to its original discount level for the remainder of the then-current term.

         6.8 DISTRIBUTOR DISCOUNTS. SG makes no representation as to the level of discount that any Distributor will provide to Reseller, as such discount level, if any, will be determined solely by separate agreement between Reseller and such Distributor.

         6.9 ORDERS. All orders placed hereunder by Reseller will be subject to acceptance by SG at the place of business designation herein or otherwise by SG. Reseller will order Product for installation in the U.S. by submitting written orders to SGI, at SGI's address set forth above. For Product intended for installation outside the U.S., Reseller shall submit written orders to WTC, Distributors, or Subsidiaries, as applicable. All orders shall reference this Agreement, specify this Agreement's assigned number (listed on the signature page hereof), and state the quantities and descriptions of Product required, applicable list and purchase prices and license fees, requested delivery dates and shipping instructions, and import certificates, if any, required by the country where Reseller shall resell Product. Reseller's orders will specify a "bill to" address which shall be the address for Reseller above, unless an alternate billing address has previously been approved in writing by SG. Reseller shall provide copies to WTC of all orders submitted to Distributors and Subsidiaries. SG will not be required to accept orders that specify delivery to any country where the U.S. Government will not grant an export license for Product.

         6.10 TIMING OF ORDERS. Reseller shall place its orders during the term of this Agreement. Such orders may specify requested delivery dates that are up to ninety (90) days after the order date and after the expiration of the term hereof. For purposes of this Agreement, the order date will be the date on which SG receives Reseller's order.





                                      9.

7. ORDER RESCHEDULING, CONFIGURATION CHANGES, CANCELLATION AND STOCK ADJUSTMENT PROGRAM.

         7.1 RESELLER. Reseller may cancel its orders to SG or otherwise make changes to its orders as to either the date of shipment and/or configuration thereof subject to the following charges, provided that Reseller shall not change or cancel any purchase order less than fifteen (15) days before the scheduled shipment date for such order without SG's prior written consent:



NO. OF DAYS BETWEEN DATE                                                CHARGE AS %
NOTICE IS RECEIVED                                                     OF RESELLER'S
BY SG AND SCHEDULED                                                    PURCHASE PRICE
SHIPMENT DATE                                               CANCELLATION           CHANGE
15-30                                                           10%                  5%
31-60                                                            5%                  5%

         SG may, at its option, waiver the foregoing change charges if Reseller's change increases the net purchase price of its order by ten percent (10%) or more.

         7.2 SG CHANGES IN DELIVERY. Although SG will use reasonable efforts to ship Product on the originally scheduled shipment date after Reseller changes an existing order with SG, it may be necessary for SG to revise the scheduled shipment date after an order change. In such event, SG will send Product as soon after the originally scheduled shipment date as reasonable practicable.

         7.3 CHANGE ORDER/CANCELLATION CHARGES. Cancellation charges for rescheduled Product will be calculated based upon the amount of notice, if any, provided either in the initial rescheduling of the order or in the cancellation of the order, whichever notice period is less.

         7.4 STOCK ADJUSTMENT PROGRAM. Reseller may return Product then currently in its inventory to SGI under SGI's then-current Stock Adjustment program, if any.

8.       PAYMENT AND SECURITY TERMS.

         8.1 PAYMENT FOR PRODUCT PURCHASED FROM SGI. Reseller will pay for Product purchase from SGI under this Agreement net thirty (30) days after the date of SGI's invoice, which SGI will issue upon shipment of Product. Although SGI may extend credit to Reseller, SGI reserves the right to change its credit terms at any time when, in SGI's sole opinion, Reseller's financial condition or payment record so warrants.





                                        10.

         8.2 PAYMENT FOR PRODUCT PURCHASED FROM WTC. Reseller shall pay for purchases from WTC via wire transfer prepayment to WTC's U.S. bank account (by identified account number), made at least five (5) days prior to the scheduled shipment date, or by confirmed, irrevocable letter of credit issued in favor of WTC at least thirty (30) days before the scheduled shipment date, of an amount equaling: (i) one hundred percent (100%) of the price of Product to be delivered; or, if due to any reason WTC cannot make delivery of all of Product ordered, the amount equaling that portion thereof to be delivered, and
(ii) cancellation or rescheduling charges, if any, based upon the charges specified in Section 7.0 for any cancellation and/or rescheduling.

         8.3 PAYMENT FOR PRODUCT PURCHASED FROM SUBSIDIARIES AND DISTRIBUTORS. Resell shall pay for orders from Subsidiaries and Distributors, in accordance with the payment terms agreed to by the Subsidiary or Distributor, as applicable.

         8.4 SECURITY FOR EQUIPMENT PURCHASED IN THE U.S. The parties agree that this Agreement constitutes a security agreement, whereunder SGI has retained and claims, and Reseller hereby grants to SGI, a continuing purchase money security interest under the California Commercial Code in the Equipment, in any receivables generated therefrom upon Reseller's subsequent disposition of the Equipment, and in any proceeds (as such term is defined in Section 9306(1) of the California Commercial Code) derived from the sale of the Equipment or the collection of such receivables. In order to perfect SGI's security interest, Reseller agrees that at any time, or from time to time (i) Reseller will execute financing statements (e.g.: UCC-1 forms) and amendments and supplements thereto, or other instruments that SGI, as a secured party, is required to file in compliance with the California Commercial Code and any other state law which is applicable to the Equipment as collateral, and (ii) SGI may file such financing statements and this Agreement or copy of this Agreement, with the appropriate state provincial or local authorities at any time, alone or with other documents which SGI determines to be necessary or desirable to perfect or protect the security interest created hereby. In cases where Reseller has requested that SGI ship Equipment directly to Reseller's customer, SGI, its agent or its assignee is authorized to execute for and on behalf of Reseller (Reseller authorizes SGI or its agent to sign financing statements in Reseller's stead or Reseller's attorney in fact with full power of substitution) and to file such financing statements, amendments and supplements thereof, or other instruments that SGI, as a secured party, requires or deems desirable to comply with the California Commercial Code and any other law of the U.S., which is applicable to the Equipment as collateral. Payment in full of the purchase price of any Equipment shall release the security interest on that Equipment.

         8.5 SECURITY FOR EQUIPMENT PURCHASED OUTSIDE THE U.S. The parties agree that this Agreement constitutes a security agreement under which Reseller grants to WTC preferential rights or liens upon or the reservation of title to Equipment purchased outside





                                         11.

the U.S. under this Agreement for the amount of the purchase price of such Equipment until Reseller has fully paid for such Equipment. Such preferential rights or liens or the reservation of title shall be effected through the statutory system available in the country of purchase by Reseller and the country of purchase by End User. Reseller agrees to sign all documents required to achieve and perfect the foregoing and further agrees to and shall obtain executed documents establishing and perfecting such preferential rights, liens, and or reservation of title from any intermediary purchaser or End User of Equipment. Reseller acknowledges that any security interest in Product sold by a Subsidiary or Distributor shall be determined by separate agreement with Reseller.

         8.6 PARTIAL SHIPMENTS. Reseller agrees to accept partial shipments and pay for Product comprising a partial shipment, net thirty (30) days after the date of SG's invoices provided, however, that SG shall only submit an invoice for Product which it has shipped, unless otherwise agreed to in writing by the parties.

9.       DELIVERY, RISK OF LOSS AND TITLE

         9.1 DELIVERY IN THE U.S. Unless SGI has otherwise previously agreed in writing and subject to Section 6.4 above, SGI will ship Product only to End Users in the U.S. Delivery will be made F.O.B. origin. For purposes of this Agreement, this means the time of delivery is the time when SGI remits Product to the carrier at SGI's facility. In the absence of specific written instructions from Reseller, SGI will select the carrier, but such carrier will not be the agent of SGI, nor will SGI assume any liability with regard to the shipment after delivery to the carrier. SGI will pack all Product shipped in accordance with standard commercial practices. Risk of loss and/or damage to Product will pass to Reseller on delivery. Title to Equipment will pass to Reseller on delivery, subject to the security interest referred to in Section
8.0 above.

         9.2 DELIVERY OUTSIDE THE U.S. The following terms of shipment will apply to orders of Product purchased for resale outside of the U.S.

                          (a)     PURCHASES FROM WTC.  For WTC export
shipments, Product will be delivered FCA SG's facility (according to Incoterms
1990). Risk of loss and/or damage to Product shall pass to Reseller upon delivery which occurs when Product is delivered to the carrier. In the absence of specific written instruction from Reseller, WTC will select the carrier, but such carrier shall not be the agent of WTC, nor shall WTC assume any liability with regard to the shipment. All Product shipped shall be packed in accordance with standard commercial practices. Equipment and Licensed Software held or stored for Reseller by the carrier shall be held or stored at Reseller's risk and costs. WTC shall not be liable for any damages or penalty due to delay in delivery by the carrier. Title Equipment shall pass to Reseller upon delivery in accordance with Section 8.5 above or local Subsidiary terms and conditions of sale. Provided that Reseller has





                                        12.

furnished to WTC all required information and/or import certificates or other documents, WTC will produce all U.S. Government export licenses required to export Product to the ship-to-address specified in Reseller's order.

                          (b)     PURCHASES FROM SUBSIDIARIES.  For countries
where Reseller purchases Product from a Subsidiary, Product will be delivered in the country of purchases in accordance with the Subsidiary's terms and conditions then in effect. The Subsidiary will procure all documents required by the U.S. Government and the government of the country of destination for delivery of Product, including but not limited to export licenses and import certificates.

                          (c)     DISTRIBUTOR PURCHASES.  For countries where
Resell purchases Product from a Distributor, the terms of shipment will be determined by separate agreement between Resell and the Distributor.

                          (d)     PURCHASES FROM SILICON GRAPHICS CANADA, INC.
Product will be delivered in Canada in accordance with SG's Canadian Subsidiary's then-current terms and conditions. Such Subsidiary will procure all documents required by the U.S. Government and the government of the country or destination for delivery of Product, including but not limited to export licenses and import certificates and will procure transit insurance to Reseller's designated destination.

10.      TRADEMARKS AND CONFIDENTIAL INFORMATION

         10.1 TRADEMARKS. During the term of this Agreement, Reseller will indicate to the public that it is an authorized reseller of Product by using Trademarks in Reseller's advertisements for such Product. Reseller shall submit to SG, in advance, such advertisements, and any other promotional materials that describe or identify Product, and/or use Trademarks for SG's approval, unless such advertising materials have been received form SG, or SG has otherwise agreed to Reseller's use and distribution of such materials in writing. SG reserves the right to reject and Reseller will not make use of) any of such materials which in SG's reasonable judgment do not comply with the SG Trademark Use Guidelines contained in SG's latest Reseller Marketing Kit, or which are otherwise inconsistent with proper trademark usage, of poor quality, or potentially injurious to SG's business or Product. SG grants Reseller no title or interest in any Trademark under this Agreement. Reseller will not (i) alter or remove any Trademark applied to or used in conjunction with, a Product by SG, (ii) attach any additional trademark or trade designation to any Product, (iii) use any Trademark as part of Reseller's trade name, service mark, or trademark or in any other manner as would cause a reasonable person to infer that Reseller has affiliation with SG other than the rights provided under this Agreement to resell Product, or (iv) use any Trademark in a way that implies Reseller is an agent, franchisee, representative or branch of SG, Reseller will





                                      13.

immediately change or discontinue any Trademark use as requested by SG. At no time during or after the term of this Agreement will Reseller challenge or assist others to challenge the validly of any Trademark, or SG's ownership or registration thereof, or attempt to use or register any trademark, servicemark, or tradename which is confusingly similar to any Trademark. Reseller will, on expiration or termination of this Agreement, cease indicating to the public that it is an authorized reseller of Product, cease the use of Trademarks and destroy all existing literature referencing same.

         10.2 CONFIDENTIAL INFORMATION. Reseller and SGI acknowledge that, by reason of their relationship under this Agreement, they will have access to Confidential Information. Each party hereto agrees that Confidential Information is a trade secret of the other, and agrees not to disclose or use any Confidential information for any purpose except as contemplated by this Agreement. Each party hereunder agrees to limit the use of and access to Confidential Information to such employees as have a need to know such information for the purposes of carrying out such party's obligations under this Agreement. Each party hereto will bind its personnel receiving Confidential Information in writing to the obligations of confidentiality specified in this Section 10.2.

         10.3 EXCLUSIONS. A party hereunder shall have no obligation as to Confidential Information that (i) is not provided in a tangible form and labeled as confidential or proprietary, or if provided orally, designated as confidential or proprietary at the time of disclosure, (ii) is known to the receiving party at the time of disclosure, as evidenced by documentation in the receiving party's possession at the time of such disclosure, (iii) is independently developed by the receiving party (provided the receiving party can show that such development was accomplished by or for the receiving party without the use of or any reference to Confidential Information), (iv) becomes rightfully known to the receiving party from another source without restriction on subsequent disclosure or use, (v) is or becomes part of the public domain through no wrongful act of the receiving party, or (vi) is furnished by the disclosing party to a third party without a similar confidentiality restriction. A receiving party may disclose Confidential Information pursuant to any competently authorized judicial or governmental request, requirement or order provided that the receiving party takes reasonable steps to give the disclosing party sufficient prior notice to contest such request, requirements or order and/or to seek a protective order therefor.

         10.4 NOTICE OF DISCLOSURE. A receiving party shall promptly notify the disclosing party in writing of any unauthorized disclosures of Confidential Information. Such notices shall include a detailed description of the circumstances of the disclosure and the parties involved therewith.

         10.5 INJUNCTIVE RELIEF. The parties acknowledge and agree that in the event of an unauthorized use, reproduction, distribution or disclosure of any Confidential





                                        14.

Information, the disclosing party will not have an adequate remedy at law, and therefore, injunctive or other equitable relief may be appropriate to restrain such use, reproduction, distribution or disclosure, threatened or actual.

         10.6 NO RIGHT TO COPY. Product is offered for sale and sold by SG subject in every case to the condition that such sale does not convey any license, expressly, by implication, estoppel, or otherwise to manufacture, duplicate or otherwise copy or reproduce any Product. Reseller shall take appropriate steps to assure compliance wit the restrictions contained in this Section.

         10.7 NEWS RELEASES. Except as may be required by law or regulation, no news release, public announcement or advertising material concerned with the Agreement shall be issued by either party without prior the written consent of the other party.

         10.8 DISPOSAL OF MEDIA. Before disposing of any media or storage apparatus containing Confidential Information, a party hereunder shall ensure that it has completely erased or otherwise destroyed any such Confidential Information.

         10.9 PRODUCT ANNOUNCEMENTS. Reseller will constrain discussion and all business activity relating to Product solely to those products announced by SG. Reseller will not provide information on unannounced SG products to any third party or accept deposits for the purchase of unannounced SG products. Reseller will not misrepresent the scope of Reseller's authority with regard to Product under this Agreement.

11.      LICENSED SOFTWARE AND ITS DISTRIBUTION.

         11.1 LICENSED SOFTWARE. The sale of Product to Reseller and the transfer of title to Reseller for each purchased Product will not include a sale of, or transfer of title to, any Licensed Software, whether included with Product or not. Title to Licensed Software will remain with SG and its suppliers, regardless of any references or usages to the contrary with respect to Product in this Agreement.

         11.2 RESELLER'S USE OF LICENSED SOFTWARE. Reseller may only use the Licensed Software provided under this Agreement in accordance with Attachment A, and only in support of its internal Application development, marketing and support activities. Reseller shall provide Licensed Software to End Users solely in accordance wit Section 11.3 below.

         11.3 DISTRIBUTION OF LICENSED SOFTWARE TO END USERS. Reseller will "pass through" the Licensed Software supplied to End Users. For purposes of this Agreement "pass through" means that Reseller will provide the Licensed Software to End Users exactly as ordered and received from SG, and Reseller will in no circumstances remove, modify or otherwise tamper will the License, any package containing Licensed Software,





                                       15.

any other document provided with the Licensed Software, or any labeling on any physical media containing Licensed Software. Except as an end user of the Licensed Software pursuant to Section 11.2 above, this Agreement grants to Reseller no right to use, modify, copy or sublicense the Licensed Software. SG will provide to End Users, solely under the terms and conditions specified in the License, a license to use (i) the then-current (on the date of shipment) release of the Licensed Software appropriate for the Equipment configuration purchased by the End User, and (ii) any Licensed Software option items ordered for use with such Equipment. End Users will indicate acceptance of the License terms and conditions by signed agreement as well as by opening and using the media and/or manuals package, or using the Licensed Software.

         11.4 WARRANTY. The terms of the Licensed Software warranty and patent/copyright infringement protection provided hereunder to Reseller and End Users with respect to Licensed Software are specified in Attachment A, and are limited by the terms and conditions therein.

12.      Limited Patent And Copyright Protection.

         12.1 INFRINGEMENT CLAIMS. SG will defend any suit or proceeding brought against Reseller or any End User, but only to the extent such suit or proceeding is based on a claim that the Equipment, solely as furnished by SG to Reseller under this Agreement, constitutes direct infringement of any (i) issued U.S. patent or (ii) registered copyright in the country use by an End User. SG will pay all settlements and costs finally awarded therein against Reseller or its customer with respect to such matter, provided that Reseller
(i) promptly informs SG thereof, and furnishes to SG a copy of each communication, notice or other action relating to the alleged infringement,
(ii) gives SG the authority, information and assistance necessary to settle, compromise or litigate such suit or proceeding, and (iii) does not settle, or agree to settle, any such suit without the express written permission of SG.
If the Equipment is held in any such suit to infringe and the use of the Equipment is enjoined. SG will have the option, at its own expense, to procure for End Users the right to continue using the Equipment, or replace same with non-infringing Equipment; or modify same to make it non-infringing; or refund the depreciated value of such Equipment, and accept the return of same.

         12.2 EXCEPTIONS. SG will not be obligated to defend or be liable for costs and damages if infringement, or a claim of infringement, arises out of (i) compliance with Reseller's specifications, incorporation of Reseller or third party equipment or software in or with the Equipment, (ii) a modification made to the Equipment by Reseller or a third party, or (iii) other fault, action of inaction of Reseller or its customer. SG may decline to make further shipments to Reseller under this Agreement if infringement caused by any such action has been alleged, or has occurred.





                                       16.

         12.3 LIMITATION. THE FOREGOING STATES THE ENTIRE LIABILITY OF SG FOR PATENT, COPYRIGHT OF OTHER INTELLECTUAL PROPERTY INFRINGEMENT BY THE EQUIPMENT FURNISHED UNDER THIS AGREEMENT.

13.      Liability

         13.1 RISK ALLOCATION. This Agreement allocates the risks of the marketing, sales and use of Product between SG and Reseller. SGI and Reseller recognize and acknowledge such allocation as fair, and adequately reflected in the purchases price of the Equipment and license fees for Licensed Software provided under this Agreement. Except as otherwise provided in this Agreement, SG will not be liable, in whole or in part, for any claims or damage arising from Reseller's marketing, resale, or distribution of Product by Reseller or its customers, and Reseller agrees to indemnify, defend (with counsel approved in writing in advance by SG) and hold SG harmless against any claims for cost, damage, expenses or liability arising out of or in connection with any negligent resale or installation of Product by Reseller or its customers or use of the Application in connection therewith, whether alone or in combination with Product or any other product or service (provided, however, that Reseller shall not be obligated to indemnify SG for negligent installation of Product by its customers where Reseller has provided installation information to its customers that is consistent with SG's written specifications therefor). With respect to the foregoing risks thus assumed, Reseller shall maintain a policy of liability insurance covering Comprehensive General Liability, including Completed Operations, Contractual Liability, Broad Form Property Damage and Product Liability, with a minimum combined single limit of $2,000,000.00. Such policy shall be with an insurer reasonably satisfactory to SG and shall contain a requirement that no material modification or cancellation of coverage may occur unless thirty (30) days prior written notice thereof has been provided to SG. Upon SG's request, Reseller shall cause its insurer to provide to SG a certificate evidencing such coverage within fifteen (15) days after the Effective Date, and cause SG to be named as an additional insured on its policy.

         13.2 LIMITATION OF LIABILITY. IN NO EVEN SHALL SG BE LIABLE TO RESELLER OR END USERS FOR EXEMPLARY, INCIDENTAL INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION LOSS OF PROFIT, LOSS OF USE SAVINGS OR REVENUE, OR THE CLAIMS OF THIRD PARTIES INCLUDING END USERS, WHETHER OR NOT SG HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP OF RESELLER AND SG.

         13.3 LIMITATION IN AMOUNT. EXCEPT AS PROVIDED IN SECTION 12 ABOVE, THE LIABILITY OF SG ARISING OUT OF THESE TERMS AND CONDITIONS OF SALE AND/OR SALE OR USE, INCLUDING WITHOUT





                                      17.

LIMITATION ANY AND ALL CLAIMS COMBINED, WILL NOT EXCEED THE AMOUNT OF THE PURCHASE PRICE/LICENSE FEE OF PRODUCT PROVIDED UNDER THIS AGREEMENT AND HAVING CAUSED SG'S LIABILITY. IN NO EVENT WILL SG BE LIABLE FOR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS BY RESELLER, END USERS OR ANY OTHER PERSON OR ENTITY.

         13.4 FAILURE OF ESSENTIAL PURPOSE. THE LIMITATIONS IN THIS SECTION SHALL APPLY NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

         13.5 NUCLEAR AND AVIATION APPLICATION. Product is not specifically designed, manufacture or intended to application in connection with the use of handling of nuclear material or the design, construction, maintenance, operation or use in (i) any nuclear facility, or (ii) aircraft, aircraft communication or aircraft ground support equipment. Reseller warrants that it shall not use Product, or offer Product for resale to End Users for use for such purposes unless Reseller or an End User has general and product liability insurance of the kind and amount deemed in SG's sole discretion to be commercially appropriate coverage for Reseller's or its End User's use of such Product. Except as otherwise provided herein, SG shall not be liable, in whole or in part, for any claims or damages arising from such use or sale. Reseller agrees to indemnify and hold SG harmless from any claims for loss, cost, damage, expense, cause of action, or liability arising out of or in connection with the use and performance of the Equipment and License Software in such nuclear and aviation application if Reseller or its customers use the Equipment or Licensed Software for such applications.

         13.6 LIMITATION TO BRING SUIT. Except for actions relating to Reseller's failure to perform its obligations under Section 8.0 of this Agreement, no action arising out of or in connection with this Agreement, may be brought by SG or Reseller more than eighteen (18) months after the cause of action has accrued, or, in the event of Reseller's failure to perform its obligations under Section 10.0 of this Agreement, more than eighteen (18) months after the date of discovery of such failure.

         13.7 DISTRIBUTORS. A Distributor's limitation of liability will be in accordance with the terms and conditions agreed between Reseller and such Distributor. Distributors are not acting as agents or employees of SG, and all sales and other agreements between Distributors and Reseller are exclusive responsibilities of such Distributors and Reseller and shall have no effect on this Agreement or the obligations of SG or reseller hereunder. SG SHALL NOT BE LIABLE FOR ANY ACTION OR INACTION, NEGLIGENT OR OTHERWISE BY ANY DISTRIBUTOR, AND SG PROVIDES NO INDEMNIFICATION TO RESELLER HEREUNDER FOR ANY DAMAGE, COST, LOSS INCLUDING LOSS OF PROFITS OR EXPENSE, HOWEVER CAUSED,





                                       18.

ARISING OUT OF RESELLER'S RELATIONSHIP WITH DISTRIBUTORS, OR RESELLER'S PURCHASE OF PRODUCT FROM SUCH DISTRIBUTORS.

14.      LIMITED WARRANTY.

         14.1 RESELLER'S LIMITED EQUIPMENT WARRANTY. For purchases from SGI and WTC, SGI warrants to Reseller that the Equipment delivered hereunder will be free from defects in materials and workmanship. Equipment will be of new manufacture, but may include used parts and/or components which match or exceed the performance and reliability of new parts and/or components. This warranty to Reseller is effective for sixty (60) days after the date of original shipment of the Equipment, or expires on the sale of the Equipment to the End User, if such sale occurs before the end of such period. After sale to the End User, the End User Warranty becomes effective in accordance with Section 14.3, below. The terms and conditions of warranty for Product Reseller purchases from Subsidiaries and Distributors shall be, respectively, (i) those specified as in effect by the applicable Subsidiary or the date such Subsidiary ships Reseller's order and (ii) determined by separate agreement between the applicable Distributor and Reseller.

         14.2 EXCLUSIVE REMEDY. Provided that Reseller has notified SG of a defect during the warranty period, as Reseller's exclusive remedy for breach of warranty, SG will at its sole discretion and at no charge to Reseller, repair or replace any such Equipment which SG confirms to be defective. The foregoing warranty shall not apply to Equipment which has been (i) damaged by accident, act of God, shipment, improper installation, misuse or misapplication or (ii) modified without SG's express written acceptance of such modification for warranty purposes and such modification is responsible for the defect, in which case the warranty herein shall be null and void.

         14.3 END USER LIMITED EQUIPMENT WARRANTY. SG reserves the right to amend the terms and conditions of the End User Warranty from time to time. The End User Warranty statement shipped with Equipment will specify the terms and conditions of SG's then-current End User Warranty (as of the date when the Equipment is packed and shipped by SG). If SG changes the terms and conditions of its standard End User Warranty, such change shall not affect the End User Warranty on Equipment previously delivered. Reseller will ensure that the End User Warranty statement included with Equipment is passed through with the Equipment to End Users.

                          (a)     FOR THE U.S.  SGI will include, with all
Equipment shipped under this Agreement, a copy of its standard End User Warranty statement. The End User Warranty is solely for the benefit of the End User purchasing the Equipment from Reseller, and is a "manufacturer's" warranty provided directly by SGI to the End User, effective on the End User's date of purchase.





                                       19.

                          (b)     FOR COUNTRIES OTHER THAN THE U.S.  WTC or the
applicable Subsidiary will provide a warranty to the End User equal to the warranty provided to Reseller by WTC or the Subsidiary pursuant to WTC's or the Subsidiary's terms and conditions then in effect.

         14.4 RECORD OF PURCHASERS. To facilitate Product warranty and maintenance support to End Users, Reseller agrees to notify SG of the names and addresses of End Users, and Product configuration and serial numbers purchased by such End Users by providing to SG, within ten (10) days after shipment of Product to the End User, a completed copy of the Reseller Transfer of Ownership Card for all Product provided to End Users.

         14.5 DISCLAIMER. THE FOREGOING WARRANTIES ARE IN LIEU OF, AND SG DISCLAIMS, ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

15.      Default; Termination.

         15.1 DEFAULT. The occurrence of any of the following acts or events will constitute default of this Agreement:

                          (a)     in the case of Reseller:

                                  (i)      failure to pay any invoice when due;

                                  (ii)     if in any case Reseller sells,
transfers or otherwise conveys any Product to anyone not in conjunction with the issuance of a license for, or sale of, an Application;

                                  (iii)    becoming insolvent, suffering the
appointment of a receiver, or making an assignment for the benefit of creditors; commencement of proceedings against it under any bankruptcy, insolvency or debtor's relief law, if such proceeding is not vacated or set aside within sixty (60) days after the date of commencement thereof;

                                  (iv)     subject to the provisions of Section
16.9 below, a material change in ownership of Reseller or a sale or transfer of all, or substantially all, of Reseller's assets; and

                                  (v)      a breach of the warranties and
representations set forth in Section 3.2;





                                       20.

                          (b)     in the case of either party, the failure by
such party to observe or perform any material covenant or obligation under this Agreement.

         15.2    TERMINATION.  In the case of any event of default specified in
Section 15.1(a) above, SGI may terminate this Agreement at any time after such default by providing written notice of termination to Reseller. In the case of an event of default under Section 15.1(b) above, if such default has not been cured within thirty (30) days after a party has received a written notice of default from the other party, the party giving notice may terminate this Agreement by written notice at any time thereafter.

         15.3 RETURN OF CONFIDENTIAL INFORMATION. In any event of termination or expiration of this Agreement, each party will promptly return to the other party such party's Confidential Information in its possession or control.

         15.4 SG'S RIGHT TO CHANGE CREDIT TERMS UPON TERMINATION. If either party gives the other notice of termination or advises the other of its intent not to renew this Agreement, SG may, at its sole discretion, (i) require that Reseller pay cash in advance for subsequent purchases, regardless of Reseller's credit status, (ii) withhold all shipments until Reseller pays its existing balance, (iii) stop shipments in transit to Reseller, and/or (iv) repossess Product which is in Reseller's possession, but has not yet been paid for.

         15.5 NO LIABILITY. In the event of termination by either party in accordance with any of the provisions of this Agreement, neither party will be liable for such termination to the other for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of SG or Reseller.

         15.6 SURVIVAL. The parties' obligations under Sections 7.0, 8.0, 9.0, 10.0, 11.0, 12.0, 13.0, 14.0, 15.3, 15.5, 15.6 and 16.0, and Attachment A
shall survive any termination and/or expiration of this Agreement.

16.      General

         16.1 MODIFICATION. Except as provided in Section 2.0, this Agreement may only be modified by the prior written approval of a duly authorized representative of each party. The terms and conditions specified in this Agreement (with the exception of any agreement between Reseller and a Distributor or Subsidiary) will take precedence over any provisions in Reseller's purchase orders or other Reseller or SG business forms, and will apply to all purchases made by Reseller form SG. Commencement of performance and/or delivery under this Agreement will not be considered to be acceptance of SG's or Reseller's additional or different terms and conditions, which will be of no force or effect whatsoever in respect to Reseller's purchases under this Agreement.





                                        21.

         16.2 FORCE MAJEURE. Except for Reseller's obligation to make payment for its purchases under this Agreement, neither party hereto shall be liable to the other for delays or non-delivery or non-fulfillment of any orders or failure to perform any part of this Agreement for any reason or unforeseen circumstance beyond the affected party's reasonable control, including, but not limited to, acts of God, fire, labor disputes of any nature, inevitable accident, insurrection, delays in transportation, delivery by carrier, or supply.

         16.3 NO RIGHTS TRANSFERRED. Except as otherwise expressly provided in this Agreement, no license or rights in SG hardware design, software or other intellectual property are provided under this Agreement, either expressly or by implication, estoppel or otherwise.

         16.4 EXPORT. Reseller understands that Product is subject to regulation by agencies of the U.S. Government, including the U.S. Department of Commerce, which prohibits export or diversion of Product to certain countries and parties, and agrees it will not knowingly assist or participate in any such diversion or other violation of applicable U.S. laws and regulations. Reseller warrants that it shall not sell any Product to End Users not approved to receive controlled commodities under applicable U.S. laws and regulations and that Reseller will abide by such laws and regulations.

         16.5 GOVERNING LAW. Transactions under this Agreement shall be governed by and interpreted in accordance with the laws of the State of California, excluding its choice of law rules.

         16.6 DISPUTE RESOLUTION. Any dispute regarding the interpretation or validity of or otherwise arising out of, this Agreement, or relating to Product sold, distributed or licensed by SGI and WTC under this Agreement, shall be subject to the exclusive jurisdiction of the California state courts in and for Santa Clara, County, California (or, if there is federal jurisdiction, the U.S. District Court for the Northern District of California), and SG and Reseller agree to submit to the personal and exclusive jurisdiction and venue of these courts. Disputes regarding an agreement or purchase/license of Product between Reseller and a Subsidiary or Distributor shall be in accordance with such Subsidiary's or Distributor's local terms and conditions.

         16.7 UNIFORM LAW ON INTERNATIONAL SALE OF GOODS. The "Convention Relating to a Uniform Law on the International Sale of Goods" shall not be applied to this Agreement or transactions under this Agreement.

         16.8 SECTION/HEADING. Section and/or paragraph headings used in this Agreement are for reference purposes only and will not be used in the interpretation of this Agreement.





                                        22.

         16.9 ASSIGNMENT. Neither this Agreement or any interest herein may be assigned, in whole or in part, by either party without the prior written consent of the other party, except that without securing such prior consent, either party shall have the right to assign this Agreement and the obligations thereunder to any successor of such party by way of merger or consolidation or the acquisition of substantially all of the business and assets of the assigning party relating to the Agreement; provided, however, that such successor entity shall not be a competitor of the non-assigning party. This right shall be retained provided that such successor shall expressly assume all of the obligations and liabilities of the assigning party liable and responsible to the other party hereunder, and that the assigning party shall remain liable and responsible to the other party hereto for the performance and observance of all such obligations.

         16.10 WAIVER. The failure of Reseller or SG to enforce at any time, or for any period of time, the provisions of this Agreement will not be interpreted to be a waiver of such provisions or of the right of such party to enforce each and every such provision.

         16.11 NOTICES. All notices or demands hereunder will be by certified or registered mail, return receipt requested, at the address of the receiving party specified above (or at such different addresses as may be designated by either party by written notice to the other party), and will be deemed complete three (3) days after mailing. Notices to SGI will be sent to the attention of: LEGAL SERVICES.

         16.12 SEVERABILITY. In the event that any of the provisions of this Agreement will be held by a court or other tribunal of competent jurisdiction to be unenforceable, the remaining portions of this Agreement will remain in full force and effect, provided that in such event SGI and Reseller agree to negotiate in good faith substitute enforceable provisions which most nearly effect SGI's and Reseller's intent in entering into this Agreement.

         16.13 AUDIT. To ensure compliance herein, Reseller shall allow mutually acceptable independent auditors to audit and analyze appropriate Reseller records relating to Product. Reseller shall permit such audit to occur within twenty (20) days of its receipts of SGIs written request to conduct such audit during normal business hours, and at a time mutually agreed upon. Audits shall not unreasonably interfere with Reseller's business activities. SGI shall pay for the audits unless the audits reveal discrepancies in excess of $1,000.00 or that Reseller is in breach of this Agreement, in which event, Reseller shall pay for the audit.

         16.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.





                                     23.

         16.15 THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall be for the benefit of anyone not a party to this Agreement.

         16.16 INTEGRATION. This Agreement, including the attachments to this Agreement, constitutes the entire agreement between the parties hereto, and any and all written or oral agreements previously existing between the parties hereto pertaining to the subject matter of this Agreement are expressly canceled. Reseller acknowledges that it is not entering into this Agreement on the basis of, and has not relied on, any representations not expressly contained in this Agreement.

        SILICON GRAPHICS, INC.         RESELLER




By:                                    By:     /s/David B. Hiatt
   ---------------------------            --------------------------


                                                   David B. Hiatt
------------------------------         ------------------------------
Name (Print or Type)                   Name (Print or Type)

                                           Chief Financial Officer
------------------------------         ------------------------------
Title                                  Title

                                                 12/26/96
------------------------------         ------------------------------
Date                                   Date





                                   24.

                                  ATTACHMENT A
                           SOFTWARE LICENSE AGREEMENT

THIS IS A LEGALLY BINDING AGREEMENT BETWEEN YOU AND SILICON GRAPHICS, INC. ("SGI"). BY BREAKING THE SEAL ON THE PACKAGE CONTAINING SGI'S SOFTWARE PRODUCT, AND/OR BY USING THE ENCLOSED SOFTWARE OR ITS DOCUMENTATION,(THE "SOFTWARE"), YOU ARE AGREEING TO BE BOUND BY THE TERMS AND CONDITIONS OF THIS AGREEMENT, INCLUDING THE SOFTWARE LICENSE AND DISCLAIMER OF SOFTWARE WARRANTY BELOW. PLEASE READ THIS DOCUMENT CAREFULLY BEFORE OPENING THE PACKAGE AND USING THE SOFTWARE. IF YOU DO NOT AGREE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT, YOU SHOULD PROMPTLY RETURN THE UNOPENED PACKAGE AND THE SOFTWARE TO THE PLACE WHERE YOU OBTAINED IT, AND YOU WILL BE GIVEN A FULL REFUND OF ANY LICENSE FEE THAT YOU PAID FOR SUCH SOFTWARE.

1. GRANT OF LICENSE; SOFTWARE USE RESTRICTIONS. In consideration for your payment of any applicable license fee and/or your purchase of an SGI workstation or server production (an "SGI System"), SGI hereby grants to a personal, non-transferable (except as expressly provided in Section 4 below) and non-exclusive right to use and execute the SOFTWARE on a single SGI System, without right to sublicense the SOFTWARE. Under no circumstances may you store, use or allow the use of the SOFTWARE in any manner on more than one SGI System at one time. You agree that you will not reverse engineer, decompile or disassemble any portion of the SOFTWARE. If you dispose of any media or apparatus containing SOFTWARE, you will ensure that you have complete erased or otherwise destroyed any SOFTWARE contained on such media or stored in such apparatus. Except as expressly provide in Section 4 below, you may not distribute, lease, transfer for profit, loan or otherwise convey the SOFTWARE or any portion thereof to anyone.

2. COPYING RESTRICTIONS. In order to effect your license rights hereunder, you may install the SOFTWARE by copying it onto the hard disk drive or into the CPU memory of an SGI System for use thereof, and you may make full or partial copies of the SOFTWARE, but only as necessary for backup or archival purposes. You agree that (i) your use and possession of such copies shall be solely under the terms and conditions of this Agreement, and (ii) you shall place the same proprietary and copyright notices and legends on all such copies as included by SGI on the media containing the authorized copy of the SOFTWARE originally provided by SGI.

3. OWNERSHIP OF SOFTWARE AND MEDIA. You agree and acknowledge that SGI transfers no ownership interest in the SOFTWARE, in the intellectual property





                                     1.

in any SOFTWARE or in any SOFTWARE copy, to you under this Agreement or otherwise, and that SGI and its licensors reserve all rights not expressly granted to you hereunder. After you pay any applicable license fees and/or the purchase price of the applicable SGI System, you will own the media on which the SOFTWARE was originally provided to you hereunder and on which you subsequently copy the SOFTWARE but SGI and its licensors shall retain ownership of all SOFTWARE and copies of the SOFTWARE or portions thereof embodied in or on such media.

4. TRANSFER RESTRICTIONS. If you transfer ownership or otherwise dispose of an SGI System, you may transfer the SOFTWARE and all licenses and rights in the SOFTWARE granted to you under this Agreement to the transferee provided that: (i) such transferee agrees in writing to accept the terms and conditions of this Agreement, and (ii) you also transfer all SOFTWARE, including all copies thereof, to such transferee. Except as provided in this Section, you may not sublicense, transfer or assign this Agreement or any of your rights or obligations under this Agreement, in whole or in part.

5. EXPORT RESTRICTIONS. You may not export or reexport any Software or other technology received under this Agreement except in full compliance with all United States and other applicable laws and regulations. In particular, none of such Software or technology may be exported or reexported into (or to a national or resident of) any country to which the U.S. embargoes goods, or to anyone on the U.S. Treasury Department's list of Specially Designated Nationals or the U.S. Commerce Department's Table of Denial Orders.

6. ENFORCEMENT OF TERMS; TERMINATION. If you fail to fulfill any of your material obligations under this Agreement, SGI and/or its licensors may pursue all available legal remedies to enforce this Agreement, and SGI may, at any time after your default of this Agreement, terminate this Agreement and all licenses and rights granted to you under this Agreement. You agree that SGI's licensors referenced in the SOFTWARE and third-party beneficiaries of this Agreement, and may enforce this Agreement as it relates to their intellectual property. You further agree that if SGI terminates this Agreement for your defaults, you will, within thirty (30) days after any such termination, deliver to SGI or render unusable all SOFTWARE originally provided to you hereunder and any copies thereof embodied in any medium.

7. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with California law, excluding its choice of law rules.

U.S. GOVERNMENT USERS, if the SOFTWARE is acquired by or on behalf of an entity of government of the United States of America, the following provision applies:
U.S.. GOVERNMENT RESTRICTED RIGHTS LEGEND





                                       2.

Use, duplication or disclosure of SOFTWARE by the Government is subject to restrictions as set forth in FAR 52.227-19(c)(2) or subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer SOFTWARE clause at DFARS 252.227-7013 and/or in similar or successor clauses in the FAR. or the DOD or NASA FAR Supplement. Unpublished rights reserved under the Copyright Laws of the United States. Contractor manufacturer is SIL.CON GRAPHICS. INC., 2011 N. Shoreline Blvd., Mountain View, CA 94039-7311.

8. DISCLAIMER OF SOFTWARE WARRANTY. SGI PROVIDES THE SOFTWARE TO YOU "AS IS" AND WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR OTHERWISE, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY ANY SGI EMPLOYEE, REPRESENTATIVE OR DISTRIBUTOR WILL CREATE A WARRANTY FOR THE SOFTWARE, AND YOU MAY NOT RELY ON ANY SUCH INFORMATION OR ADVICE.

9. LIMITED WARRANTY ON MEDIA. SGI warrants the media on which SOFTWARE is recorded and provided to you under this Agreement to be free from defects in materials and workmanship under normal use for a period of ninety (90) days after the date of the original delivery of SOFTWARE to you. Such warranty is solely for your benefit and you have no authority to assign, pass through or transfer this warranty to any other person or entity. If you return any defective media to SGI or an authorized SGI representative during the warranty period with proof of purchase. SGI will, at its sole option, either replace such defective media or refund the purchase price for such media. This warranty will not apply to any media that has been damaged by abuse, accident or misuse. THE FOREGOING WARRANTY SETS FORTH SGI'S ENTIRE LIABILITY AND YOUR EXCLUSIVE REMEDY FOR ANY DEFECTS IN ANY MEDIA AND IS IN LIEU OF, AND SGI DISCLAIMS, ALL OTHER WARRANTIES, EXPRESS, IMPLIED, OR OTHERWISE INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

10. INTELLECTUAL PROPERTY RIGHTS PROTECTION. If any third party brings a suit against you that is based on a claim that the SOFTWARE solely as furnished to you under this Agreement, constitutes direct infringement of any patent issued by, or copyright registered in, the United States, SGI shall defend such suit or proceeding and shall pay any damages and costs finally awarded therein against you with respect to such matter, provided that you promptly inform SGI of any such claim, furnish SGI with a copy of each communication, notice or other action relating to the alleged infringement and give SGI the authority, information and assistance necessary to settle, compromise or litigate such suit or proceeding. Following notice of a claim or a threatened or actual suit,





                                      3.

SGI may, without obligation to do so, at SGI's sole option: (a) procure for you the right to continue to use the SOFTWARE as furnished, (b) replace or modify the SOFTWARE to make it non-infringing, or (c) discontinue your license for the SOFTWARE and refund to you any license fee that you paid for it, less a reasonable value for use, determined by prorating such license fee on the basis of a thirty-six (36) month straight line depreciation method, applied to the period of actual use. SGI shall not be obligated to defend or be liable for costs and damages if the infringement or claim thereof arises out of: (i) use or combination of SOFTWARE with products or data not provided by SGI, (ii) use of other than the latest unmodified release of SOFTWARE made available to you by SGI if such infringement would have been avoided by the use of such release of SOFTWARE, (iii) modification of the SOFTWARE by anyone but SGI, (iv) use of SOFTWARE after receiving notice, or having reason to believe, that SOFTWARE infringes a patent or copyright of a third party, or (v) a claim based on any portion of the UNIX(R) software that may be included with SOFTWARE.

THE FOREGOING STATES YOUR EXCLUSIVE REMEDY AND SGI'S ENTIRE LIABILITY WITH RESPECT TO INFRINGEMENT OF ANY PATENT OR COPYRIGHT BY SOFTWARE, AND SGI SHALL HAVE NO LIABILITY WITH RESPECT TO ANY OTHER INTELLECTUAL PROPERTY RIGHT.

11. LIMITATION OF LIABILITY. EXCEPT FOR MATTERS ARISING OUT OF SECTION 10 ABOVE, IN NO EVENT SHALL SGI OR IT LICENSORS BE LIABLE TO YOU FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES OF ANY KIND (INCLUDING WITHOUT LIMITATION THE COST OF COVER, DAMAGES ARISING FROM LOSS OF DATA, USE, PROFITS OR GOODWILL, OR PROPERTY DAMAGE), WHETHER OR NOT SGI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY ARISING OUT OF THIS AGREEMENT. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. SGI'S LIABILITY ARISING OUT OF THIS SOFTWARE LICENSE AGREEMENT AND/OR YOUR USE OR POSSESSION OF THE SOFTWARE, INCLUDING WITHOUT LIMITATION ANY AND ALL CLAIMS COMBINED, WILL NOT EXCEED THE AMOUNT OF THE LICENSE FEE FOR THE SOFTWARE PROVIDED UNDER THIS AGREEMENT.

12. LAWS GOVERNING WARRANTIES AND LIABILITY. The law(s) of a jurisdiction may define the scope of warranty to be provided for products or the manner in which a supplier's liability may be limited, and such law(s) shall govern this Agreement only to the extent a party protected by such law(s) cannot waive the protection thereof by contract. In the U.S. and other countries, some states, territories or other principalities do not allow the limitation or exclusion of liability for incidental or consequential damages, or allow the exclusion of implied warranties, so the limitation and





                                      4.

exclusion above may not apply to you, and you may have other rights that vary from state, territory or principality to state, territory or principality.





                                       5.

                                  ATTACHMENT B
                              VALUE-ADDED RESELLER
                    APPLICATION AND ANNUAL VOLUME COMMITMENT

Name of Application                           Description/Functionality



Please have a Customer Support Representative contact me to establish a Service
Program:  ___________
Annual Volume Commitment:

                         Tier            U.S. Dollar Commitment
               [*]        [*]            [*]
               [*]        [*]            [*]
               [*]        [*]            [*]
               [*]        [*]            [*]
               [*]        [*]            [*]
               [*]        [*]            [*]
               [*]        [*]            [*]

Authorization:

                          SGI                                RESELLER

         By:                                           /s/ David B. Hiatt
            -------------------------------        ---------------------------
         Date:                                     Date:      12-26-96
              -----------------------------             ----------------------




                                       1.

*  CONFIDENTIAL TREATMENT REQUESTED

                                  ATTACHMENT C
                           RESELLER DISCOUNT SCHEDULE
                               DISCOUNT SCHEDULE

Category  Net Annual         Schedule 1         Schedule 2      Schedule 3         Schedule 4     Schedule 5
          Purchase Volume    Discount (Power    Discount        Discount (IRIS     Discount       Discount
                             Series Systems,    (Peripheral     Indigo(TM),        (Application   (INDY(TM),
                             Hardware           Options,        IRIS,              Distribution   Indigo2(TM),
                             Upgrades,          Software, and   Crimson(TM),       , 3rd party    Power
                             Hardware           Networking      Onyx(TM),          products)      Indigo2(TM),
                             Options, Display   Products,       Challenge DM, L,                  Challenge S,
                             Options, and       unless          and XL, and                       and Power
                             Video Options      otherwise       Power Challenge                   Challenge M
                             unless otherwise   noted)          L and XL                          systems,
                             noted)                             systems,                          unless
                                                                upgrades,                         otherwise
                                                                options, and                      noted.)
                                                                peripherals,
                                                                unless otherwise
                                                                noted)
1.        $0 to $249,999           [*]               [*]               [*]              [*]            [*]

2.        $250,000 to              [*]               [*]               [*]              [*]            [*]
          $499,999

3.        $500,000 to              [*]               [*]               [*]              [*]            [*]
          $999,999

4.        $1,000,000 to            [*]               [*]               [*]              [*]            [*]
          $1,999,999

5.        $2,000,000 to            [*]               [*]               [*]              [*]            [*]
          $4,999,999

6.        $5,000,000 to            [*]               [*]               [*]              [*]            [*]
          $9,999,999

7.        $10,000,000-             [*]               [*]               [*]              [*]            [*]

Demo/     All levels               [*]               [*]               [*]              [*]            [*]
Dev.

Note: See the applicable SG Price List for Product Schedule definition. This Discount Schedule is subject to change as new Products, configurations of Products and/or upgrades are introduced. Indigo is a registered trademark and Indigo2, Crimson, Onyx, Indy, and CHALLENGE are trademarks of Silicon Graphics, Inc.





                                      1.

*  CONFIDENTIAL TREATMENT REQUESTED

                                  ATTACHMENT D
                           RESELLER MARKETING PROGRAM

1.0. DEMONSTRATION/DEVELOPMENT/TRAINING EQUIPMENT. Reseller shall be entitled to purchase demonstration and development Workstations pursuant to SG's then-current Reseller Policy.

2.0 SOFTWARE UPDATES. In the event Reseller purchases SG's support/maintenance services to cover any Product purchased under Section 1.0 above, SG shall provide updates of Licensed Software to Reseller for Equipment covered by such contract at no additional charge, to the extent which such updates are provided at no additional charge to other resellers under SG's contractual maintenance services.

3.0 MARKETING DEVELOPMENT FUNDS (IN THE U.S. AND CANADA ONLY). Any marketing development funds for which Reseller may be eligible shall be distributed pursuant to SG's then-current Marketing Development Funds program.

4.0 SERVICE PROGRAMS. SG will provide end user service directly to Reseller's customers when Reseller markets maintenance contracts or extended warranties to End Users. Reseller will receive a discount on the level of service Reseller delivers to End Users. Reseller must select an appropriate service program prior to quoting a service contract to an End User. SG will provide notice to Reseller, at least ninety (90) days before the termination of maintenance coverage, to allow Reseller to market maintenance coverage renewals to its End Users.

5.0 TECHNICAL TRAINING. SG will provide technical training to Reseller through classes offered by SG's Customer Support Division at SG's then-current discount policy, if any. Such classes are offered on a regular basis, but attendance is limited and advanced written registration is required. Reseller will pay a fee for each student attending a class, and will be responsible for any travel and per diem costs associated with its employee's attendance. Upon Reseller's written request, SG will provide detailed information on class content, scheduling and fees.

6.0 EQUIPMENT AND TRAINING PROGRAMS. From time to time, SG may offer promotional product and training programs to its resellers. Subject to such programs' eligibility requirements, Reseller shall have the right, at its discretion, to participate in such programs.

7.0 SALES SUPPORT. SG agrees to make available to Reseller, a field sales account representative for order placement, relationship management, and the development of joint sales and marketing strategies.





                                       1.

8.0 DEVELOPER PROGRAM. Upon SGI's execution of this Agreement and payment by Reseller of the appropriate fee, Reseller shall automatically be enrolled in the SG Developer Program and be entitled to the full benefits of SG's then-current Developer Program.

9.0 CONFLICT. To the extent the provision of this Attachment conflicts with the Agreement and any Attachment thereto, this Attachment shall govern.

                                  ATTACHMENT E
                           AUTHORIZED SALES REGION(S)

Checked box(es) designate VAR's               -   Texas
authorized sales Region(s):                   -   Oklahoma
                                              -   Mississippi
    - NORTHWEST REGION                        -   Louisiana
      -   Colorado                            -   Arkansas
      -   Idaho                               -   (southwestern tip)
      -   Oregon
      -   Alaska                            - NORTHEASTERN REGION
      -   Montana                             -   Massachusetts
      -   Washington                          -   Vermont
      -   Utah                                -   Maine
      -   Wyoming                             -   New Hampshire
                                              -   Connecticut
    - GOLDEN GATE REGION                      -   Rhode Island
      -   Northern California                 -   Upstate New York

    - SOUTHWEST REGION                      - MID-ATLANTIC REGION
      -   Southern California                 -   Eastern Pennsylvania
      -   Nevada                              -   Delaware
      -   Hawaii                              -   New Jersey
      -   Arizona                             -   New York (except Upstate NY)
      -   New Mexico
                                            - SOUTHEASTERN REGION
    - GREAT LAKES REGION                      -   Georgia
      -   Michigan                            -   North & South Carolina
      -   Western Pennsylvania                -   Tennessee
      -   Ohio                                -   Alabama
      -   Kentucky                            -   Mississippi
      -   Indiana                             -   Florida
      -   West Virginia
                                            - CHESAPEAKE REGION
    - NORTH CENTRAL REGION                    -   Maryland
      -   Illinois                            -   Virginia
      -   Wisconsin                           -   Washington, D.C.
      -   Missouri
      -   Kansas                            - ENTIRE UNITED STATES
      -   Minnesota                           X   Globally
      -   Iowa
      -   North & South Dakota              - CANADA
      -   Nebraska                            -   Eastern Canada
                                              -   Central Canada
    - SOUTH CENTRAL REGION                    -   Western Canada





                                       3.

                                  ATTACHMENT F

                            PREMIER RESELLER PROGRAM



1. CRITERIA. Reseller participating in the Premier Reseller program shall meeting the following requirements unless any such requirement has been waived in advance by SG in writing.

         (a) End user customer installations in which Reseller has licensed the Application for use in conjunction with Workstations resold by Reseller or purchased directly from SG due to a referral or lead passed to SG by Reseller must be greater than or equal to $3.5 million (U.S.) worldwide.

         (b) Reseller shall maintain a credit rating with SG permitting Reseller to finance up to U.S. $350,000.

         (c) Reseller shall perform significant optimization of the Application on the SG platform.

         (d) Reseller shall establish and maintain a multinational marketing presence (e.g., establish subsidiaries or sales offices where offices where Reseller sells Product to end Users).

2. REVENUE REPORTING. Reseller agrees that as a condition of participation in the Premier Reseller Program, Reseller shall complete and deliver to SG completed sell-through reports on SGI's then-current form, no later than forty five (45) days after the close of the previous quarter.

3. MARKETING DEVELOPMENT FUNDS. SG will make available to Reseller, upon each SG fiscal year, Marketing Development Finds subject to the following:

         (a) Marketing Development Funds will be earned by Reseller sold Application independently of Product to End Users.

         (b) Marketing Development Funds will be allocated according to SG's fiscal year and subject to the terms and conditions of the then-current Marketing Development Fund program as published to Reseller by SG.

         (c) Seller agrees that as a condition for receipt of funds, Reseller shall deliver to SG completed sell-through reports pursuant to Section
2.0 above.

         (d) Funds will be spent in accordance with the SG published guidelines for fund usage.





                                    1.

4. DEMONSTRATION/DEVELOPMENT/TRAINING EQUIPMENT PURCHASE PLANS. Reseller shall be entitled to purchase demonstration and development Workstations pursuant to SG's then-current Premier Reseller Policy.

5. ACCESS TO SG DEVELOPER PROGRAM. SG will allow one (1) primary Reseller contact and two (2) subscribers access to the SG's Developer Program at no charge during the term of this Agreement.

6. TECHNICAL SUPPORT. SG will provide Reseller with access to a SG applications engineer located at SG's facilities to assist in software product turning, porting, and general software development support on as available basis.

7. PREMIER RESELLER DESIGNATION. During the term of this Agreement, SG grants Reseller a revocable, non-exclusive right to use, on appropriate Product marketing and sales materials, the Premier Reseller logo, provided that such use complies with Section 10.0 of Reseller Agreement.

8. CONFLICT. To the extent the provisions of this Attachment conflicts with the Agreement and any Attachment thereto, this Attachment shall govern.

AUTHORIZATION



           SGI                                         RESELLER

By:                                    By:  /s/ DAVID B. HIATT
   --------------------------             --------------------------------

Date:                                  Date:  12-26-96
     ------------------------               ------------------------------

Silicon Graphics, Inc.
2011 N. Shoreline Blvd.
Mail Stop 20U-105
Mountain View, CA  94309-7311
Fax No.:  (415) 390-6241

                 ADDENDUM TO THE VALUE-ADDED RESELLER AGREEMENT

This Addendum to the Value-Added Reseller Agreement ("Addendum") is dated for reference purposes only as ________________, 1996, and is made and incorporated into that Value-Added Reseller Agreement of even date herewith between Molecular Simulations, Inc., ("MSI"), a _____________ corporation and Silicon Graphics, Inc. ("SG"), a Delaware corporation. As used herein, the term "Addendum" shall mean the Value-Added Reseller Agreement, this Addendum and all addenda, attachments, riders, exhibits, rules, regulations, covenants, conditions and restrictions referred to in the Agreement Form or this Addendum. The terms set forth herein shall have the same meanings as they have in the Agreement.

THE PARTIES AGREE TO THE FOLLOWING:

1. DEFINITIONS.

1.2. This section is changed to read: "Annual Volume Forecast" means the tier designated by the parties under the caption "Annual Volume Forecast" on Attachment B and that comply with Reveler's certification set forth in Section
3.2. below."

3.0 APPOINTMENT OF RESELLER; SCOPE OF AGREEMENT.

3.1  APPOINTMENT.

MSI shall be entitled to use the Equipment for an evaluation program and consulting services.

5.0 RESELLER OBLIGATIONS.

(B) Add the following to the end of this section: "SG agrees to cooperate with Reseller in the development of an appropriate Business Plan solely for the purposes of this Agreement."

(D)  Delete this section in its entirety.

(E)  Delete this section in its entirety.





                                        1.

(L) At the end of line one (1), add the word "reasonable" before the word "previous".

(L) At line one, delete the word "each" and insert in place thereof the words "one or more".

6.0 PRICE, DISCOUNTS AND ORDER.

6.7  DISCOUNT LEVEL DETERMINATION.

This section shall remain unchanged.

8.0 PAYMENTS AND SECURITY TERMS.

8.1 PAYMENT FOR PRODUCT PURCHASED FROM SGI.

At line three (3), after the words "Agreement net" delete "thirty (30) " and insert in place thereof "forty five (45)".

8.4  SECURITY FOR EQUIPMENT PURCHASED IN THE US.

At line five (5), after the words "in the Equipment" delete "in any receivables generated therefrom upon Reseller's subsequent disposition of the Equipment, and in any proceeds (as such term is defined in Section 9306(1) of the California Commercial Code) derived from the sale of the Equipment or the collection of such receivables."

12.0  LIMITED PATENT AND COPYRIGHT PROTECTION

12.1 INFRINGEMENT CLAIMS.

At line six (6), delete the word "registered".

At line eight (8), after the word "costs" add "incurred by or".

At line twenty (20), after the word "non-infringing" add the words "and of equivalent functionality".

16.0  GENERAL

16.13. AUDIT

Change the last sentence of this section to read as follows: "SGI shall pay for the audits unless the audits reveal material discrepancies in excess of five percent (5%) of the total amount purchased by Reseller or that Reseller is in breach of this Agreement, in which event Reseller shall pay for the audit. In no event, shall Reseller pay more than five thousand US dollars ($5,000.00) for the cost of such audit. The foregoing shall in no way limit Reseller's liability for a breach of this Agreement.

DISCOUNT SCHEDULE.

SGI is currently in the process of announcing new products. SGI's Origin 2000, Origin 2000(TM), and Onyx(TM) products shall be provided at Schedule 3 discounts. SGI's Indy and WebFORCE(TM), Products shall remain at Schedule 5 discounts. SGI's O2(TM), Products shall be provided to you at Schedule 3 discounts. The Discount Tier for Schedule 7 is D.

EFFECT OF ADDENDUM.

In the event of any inconsistency between this Addendum and/or the Value-Added Reseller Agreement, the Attachments or Exhibits hereto, and any other addenda, riders exhibits, rules, regulations, convenants or attachments referred to in the Agreement, the terms of this Addendum shall prevail.

IN WITNESS WHEREOF, these duly authorized parties agree to the foregoing provisions set forth on the date below.


        SILICON GRAPHICS, INC.                MOLECULAR SIMULATIONS, INC.

By:                                    By:  /s/ DAVID B. HIATT
   --------------------------------       ----------------------------------
Name:                                  Name:  David B. Hiatt
     ------------------------------         --------------------------------
Title:                                 Title: Chief Financial Officer
      -----------------------------          -------------------------------
Date:                                  Date:  12-26-96
     ------------------------------         --------------------------------

                            EXHIBIT A TO ATTACHMENT D

                        DIRECT RESELLER DEMO/DEVELOPMENT

                                 DISCOUNT POLICY



Silicon Graphics, Inc., may provide specific discounts for Demo/Development Systems. For this purpose the term "Demo/Development System(s)" is defined as Silicon Graphics Products which are purchased for use in training, demonstration, or development of software to support the sales of Silicon Graphics Products.

VAR/VAD shall be entitled to the discounts set forth in the VAR/VAD Demo/Development Discount Schedule.

VAR/VAD must purchase at least 1 (one) Silicon Graphics workstation to be used as a Demo/Development System. Only 1 (one) workstation may be purchased at the VAR/VAD Demo/Development discounts for each approved location per quarter.

Each policy is effective August 1, 1996.

                                     VAR/VAD

                       DEMO/DEVELOPMENT DISCOUNT SCHEDULE

Demo/Dev/Schedule 1 Schedule 2 Schedule 3 Schedule 4 Schedule 5

Training



VAR/VAD         [*]        [*]        [*]        [*]        [*]


*CONFIDENTIAL TREATMENT REQUESTED